As filed with the Securities and Exchange Commission on July 11, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wintrust Financial Corporation
(Exact name of Registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation of organization)	36-3873352 (I.R.S. Employer Identification No.)
727 North Bank Lane
Lake Forest, IL 60045
(847) 615-4096
(Address, including zip code, and telephone number, Including area code, of Registrant’s principal executive offices)

David A. Dykstra
Senior Executive Vice President and Chief Operating Officer
727 North Bank Lane
Lake Forest, IL 60045
(847) 615-4096
(Name and address, including zip code, and telephone number, including area code, of agent for service for Registrant)

Copy to:
Lisa J. Reategui, Esq.
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to the	Offering Price Per	Aggregate	Amount of Registration
Registered	Registered (1)	Unit (2)	Offering Price (2)	Fee
Common Shares, no par value	529,087 shares	$32.53	$17,211,200	$1,998

(1)	This Registration Statement on Form S-3 (this “Registration Statement”) also covers, pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of a share of the common stock, no par value of Wintrust Financial Corporation, as reported on The NASDAQ Global Select Market on July 6, 2011.

PROSPECTUS
Wintrust Financial Corporation
529,087 shares

Common Stock
     This prospectus relates to the sale, from time to time, by the selling stockholders of up to 529,087 shares of common stock, no par value per share of Wintrust Financial Corporation. The shares offered under this prospectus by the selling stockholders were issued to the selling stockholders by us in connection with our acquisition of Great Lakes Advisors, Inc., as further described in this prospectus under the heading “Selling Stockholders.”
     No securities are being offered or sold by us pursuant to this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. The selling stockholders may sell the common stock on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. To the extent required for any offer or sale of common stock described in this prospectus, a prospectus supplement will set forth the number of shares then being offered, the initial offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.
     Our common stock is quoted on The NASDAQ Global Select Market under the trading symbol “WTFC”. On July 8, 2011, the closing sale price on The NASDAQ Global Select Market for our common stock was $32.92.
     Investing in our securities involves risk. See “Risk Factors” on page 2 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     The common stock will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of ours and are not insured or guaranteed by the FDIC or any other governmental agency.
The date of this prospectus is July 11, 2011

ABOUT THIS PROSPECTUS
     This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf process, the selling stockholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholder. The prospectus supplement may add, update or change information contained in this prospectus. Please carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person, including the selling stockholders, to provide you with different information. This document may only be used where it is legal to sell these securities. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.
     Each reference in this prospectus to “Wintrust”, “the Company”, “we”, “us” and “our” refer to Wintrust Financial Corporation and its consolidated subsidiaries, unless the context requires otherwise.

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SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS
     This prospectus, the documents that we incorporate by reference and any related prospectus supplement may contain forward-looking statements within the meaning of the federal securities laws statements that are statements concerning our expectations, plans, objectives, future financial performance and other items that are not historical facts. These statements are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward looking statements. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company its filing herein or incorporating by reference cautionary statements identifying important factors that could cause its actual results to differ materially from those projected in forward looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of the Company. Any statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events, performance or growth (often, but not always, through the use of words or phrases such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would,” “could” and similar expressions) are not statements of historical facts and are forward looking. Forward looking statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the important factors described in the sections of Wintrust’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 1, 2011, and in the Company’s future filings with the SEC, entitled “Risk Factors” and “Forward-Looking Statements” that could cause the Company’s actual results to differ materially from those contained in forward looking statements of the Company made by or on behalf of the Company.
     All such factors are difficult to predict, contain uncertainties that may materially affect actual results and are beyond the control of the Company. You are cautioned not to place undue reliance on forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for the Company’s management to predict all of such factors, nor can such management assess the impact of each such factor on the business of the Company or the extent to which any factor, or combination of factors, may cause actual results of the Company to differ materially from those contained in any forward looking statements.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.wintrust.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
     This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

DOCUMENTS INCORPORATED BY REFERENCE
     The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2010, including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	our Current Reports on Form 8-K filed with the SEC on February 2, 2011, February 14, 2011, April 15, 2011 and May 31, 2011; and

•	the description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.
     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:
Investor Relations
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045
(847) 615-4096
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. We are not making any offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY
Wintrust
          Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Lake Forest, Illinois, with total assets of approximately $14.0 billion as of December 31, 2010. We conduct our businesses through three segments: community banking, specialty finance and wealth management.
          We provide community-oriented, personal and commercial banking services to customers located in the greater Chicago, Illinois metropolitan area and in southeastern Wisconsin through our fifteen wholly owned banking subsidiaries, as well as the origination and purchase of residential mortgages for sale into the secondary market.
          We provide financing for the payment of commercial insurance premiums and life insurance premiums on a national basis through our wholly owned subsidiary, First Insurance Funding Corporation, and short-term accounts receivable financing and out-sourced administrative services through our wholly owned subsidiary, Tricom, Inc. of Milwaukee.
          We provide a full range of wealth management services primarily to customers in the Chicago, Illinois metropolitan area and in southeastern Wisconsin through three separate subsidiaries, including The Chicago Trust Company, N.A., Wayne Hummer Investments, LLC and Great Lakes Advisors Holdings, LLC, which we refer to as the Wintrust Wealth Management Companies.
          Our common stock is traded on The NASDAQ Global Select Market under the ticker symbol “WTFC.” Our principal executive office is located at 727 North Bank Lane, Lake Forest, Illinois, 60045, telephone number: (847) 615-4096.

RISK FACTORS
          Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.
USE OF PROCEEDS
          The Company will not receive any proceeds from any sale of its common stock by the selling stockholders.
SELLING STOCKHOLDERS
          This prospectus relates to the resale of up to 529,087 shares of our common stock held by the selling stockholders listed below. The shares offered under this prospectus were issued in connection with the our acquisition of Great Lakes Advisors, Inc., (“Great Lakes”). The selling stockholders named in the table below, who are accredited investors and former stockholders of Great Lakes, received the shares of our common stock offered hereby as part consideration for their holdings in Great Lakes, in a private transaction exempt from registration under the Securities Act.
          The table below sets forth certain information regarding beneficial ownership of our common stock by the selling stockholders. “Beneficial ownership” is a term defined by the SEC in Rule 13d-3 under the Exchange Act and includes shares of common stock over which a selling stockholder has direct or indirect voting or investment control and any shares of common stock that the selling stockholder has a right to acquire beneficial ownership of within 60 days.
          The number of shares of common stock in the column “Shares of Common Stock Beneficially Owned Prior to Offering” is based on beneficial ownership information provided to us by or on behalf of the selling stockholders in a selling stockholder questionnaire.
          The number of shares in the column “Number of Shares of Common Stock Being Offered” represents all of the shares that each selling stockholder may offer under this prospectus. The selling stockholders may sell some, all or none of their shares in accordance with one or more of the methods of distribution described under “Plan of Distribution” below. In addition, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information regarding their shares in transactions exempt from the registration requirements of the Securities Act.
          We do not know when or in what amounts the selling stockholders will offer shares for sale, if at all. The selling stockholders may sell any or all of the shares included in and offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering.
          Information regarding the selling stockholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus if required.
          The following table provides the name of each selling stockholder and the number of shares of common stock that may be offered by each selling stockholder. Since the selling stockholders may sell all, some or none of the shares of our common stock listed below, no estimate can be made of the number of shares or our common stock that will be sold by the selling stockholders or that will be owned by the selling stockholders upon completion of the offering. The offered shares represent less than 2% of the total shares of common stock outstanding as of July 8, 2011.
          Thomas R. Kiley, one of the selling stockholders, is a director of Old Plank Trail Community Bank, one of the Company’s subsidiaries. In addition, each of Stephen William Rost, the trustee of the Trust dated March 5, 2001 and known as the Stephen William Rost Revocable Trust, Mr. Kiley and Edward J. Calkins are directors, officers and employees of Great Lakes Advisors Holdings, LLC and are parties to employment agreements and other customary arrangements in connection therewith. Also, Wells L. Frice, Catherine A. Kelley, trustee of the Catherine A. Kelly Revocable Trust dated June 20, 1997, Chawmei Emily Li and Raymond O. Wicklander, trustee of the Declaration of Trust of Raymond O. Wicklander, Jr. dated November 28, 2000, are employees of Great Lakes Advisors Holdings, LLC.

	Number of Shares of Common
	Stock		Number of Shares
	Beneficially Owned		of Common Stock
Name of Selling Stockholder	Prior to Offering		Being Offered
Edward J. Calkins	205,426		205,426
Wells L. Frice	6,177		6,177
Catherine A. Kelly Revocable Trust dated June 20, 1997	12,776		12,776
Thomas R. Kiley	80,364	(1)	80,202
Chawmei Emily Li	12,354		12,354
Trust dated March 5, 2001 and known as the Stephen William Rost Revocable Trust	205,408		205,408
Declaration of Trust of Raymond O. Wicklander, Jr. dated November 28, 2000	6,744		6,744

(1)	Includes 162 shares that Mr. Kiley has the right to receive in connection with his service as a director of Old Plank Trail Community Bank pursuant to a deferred stock plan.
DESCRIPTION OF CAPITAL STOCK
          Below is a brief description of our capital stock. This description does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as Amended, our Amended and Restated By-laws, the Statement of Resolution Establishing Series of Junior Serial Preferred Stock A, the Amended and Restated Certificate of Designations of 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, or the Series A Certificate of Designations, and the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the Series B Certificate of Designations.
Authorized Capital Stock
          Under Wintrust’s Amended and Restated Articles of Incorporation, as Amended, Wintrust has the authority to issue 60 million shares of common stock, no par value per share, and 20 million shares of preferred stock, no par value per share. Of the 20 million shares of preferred stock, 50,000 have been designated 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, or the Series A preferred, 250,000 have been designated Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or the Series B preferred, and 100,000 have been designated Junior Serial Preferred Stock A, or the junior serial preferred stock. Our Series B preferred stock was authorized in connection with our participation in the U.S. Department of the Treasury’s Capital Purchase Program. On December 22, 2010, we repurchased all of the outstanding shares of Series B preferred. Our junior serial preferred stock was authorized in connection with our adoption of a rights agreement on July 28, 1998. These rights expired on June 30, 2005. As of July 8, 2011, 35,515,813 shares of common stock and 50,000 shares of Series A preferred, and no shares of Series B preferred or junior serial preferred stock were issued and outstanding.
Common Stock
          General. All shares of Wintrust common stock are, and the shares of Wintrust common stock issuable upon conversion of the Series A preferred will be, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of Wintrust common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Wintrust preferred stock, including the Series A preferred, Series B preferred, junior serial preferred stock and any series of preferred stock that Wintrust may designate and issue in the future. Shares of Wintrust common stock may be certificated or uncertificated, as provided by the Illinois Business Corporation Act, or the IBCA.
          Voting Rights. Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders and does not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of our directors standing for election.
          Dividend Rights. The holders of our common stock are entitled to receive dividends, if and when declared payable by our board of directors from any funds legally available for the payment of dividends, subject to any preferential dividend rights of outstanding Wintrust preferred stock, including the Series A preferred. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to share pro rata in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock, including the Series A preferred.
          Preemptive Rights. Under our amended and restated articles of incorporation, as amended, the holders of our common stock have no preemptive, subscription, redemption or conversion rights.
          Listing. Our common shares are listed on The NASDAQ Global Select Market.
Series A Preferred Stock
          General. Shares of our Series A preferred are not registered for sale pursuant to this prospectus.
          Dividends. Non-Cumulative Dividends on the Series A preferred are payable quarterly in arrears if, when and as declared by our Board of Directors, at a rate of 8.00% per year on the liquidation preference of $1,000 per share. With certain limited exceptions, if we do not pay full cash dividends on the Series A preferred for the most recently completed dividend period, we may not pay dividends on, or repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking equally with or junior to the Series A preferred. The Series A preferred is not redeemable by the holders thereof or us.
          Conversion. Holders of the Series A preferred may convert their shares into common stock at any time. We may convert all of the Series A preferred into common stock upon the consummation of certain Fundamental Transactions (as defined in the Series A Certificate of Designations) consummated on or after August 26, 2010, provided that we have declared and paid in full dividends on the Series A preferred for the four most recently completed quarterly dividend periods. On or after August 26, 2013, we may convert any or all of the Series A preferred into common stock if, for 20 trading days during any period of 30 consecutive trading days, the closing price of our common stock exceeds $35.59 and we have declared and paid in full dividends on the Series A preferred for the four most recently completed quarterly dividend periods. The conversion price of the Series A preferred is subject to customary anti-dilution adjustments. In addition, the conversion price was subject to adjustment upon the sale by the Company of more than $10 million of common stock (or securities convertible into or exchangeable for common stock) prior to August 26, 2010 at a price per share that was less than an amount that is $1.00 beneath the then applicable conversion price.
          Reorganization Events and Fundamental Transactions. If we consummate a Reorganization Event (as defined in the Series A Certificate of Designations), each share of the Series A preferred will, without the consent of the holders, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the shares of common stock.
          Voting Rights. Holders of the Series A preferred generally do not have any voting rights, except as required by law. However, we may not amend our articles of incorporation or bylaws in a manner adverse to the rights of the Series A preferred, issue capital stock ranking senior to the Series A preferred or take certain other actions without the approval of the holders of the Series A preferred. In addition, holders of the Series A preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on the Series A preferred for four or more quarterly dividend periods, whether or not consecutive.
          The Series A preferred is not traded or quoted on any market.
Preferred Stock
          General. Shares of our preferred stock are not registered for sale pursuant to this prospectus. Under our amended and restated articles of incorporation, as amended, our board of directors has the authority to issue preferred stock in one or more series, and to fix for each series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such series as may be permitted by the IBCA, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such series, without any further vote or action by our shareholders.
Exchange Agent and Registrar
          IST Shareholder Services is the exchange agent and registrar for our common stock.
Certain Provisions That May Have an Anti-Takeover Effect
          Certain provisions of Wintrust’s articles of incorporation, by-laws and the IBCA may have the effect of impeding the acquisition of control of Wintrust by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by Wintrust’s board of directors.
          These provisions may have the effect of discouraging a future takeover attempt which is not approved by Wintrust’s board of directors but which individual Wintrust shareholders may deem to be in their best interests or in which Wintrust shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Wintrust’s current board of directors or management more difficult.
          These provisions of Wintrust’s articles of incorporation and by-laws include the following:
•	our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of Wintrust, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

•	our articles of incorporation do not provide for cumulative voting for any purpose, and our articles of incorporation and by-laws also provide that any action required or permitted to be taken by shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting;

•	our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA. Section 7.85 prohibits a publicly held Illinois corporation from engaging in a business combination unless, in addition to any affirmative vote required by law or the articles of incorporation of the company, the proposed business combination:
•	receives the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors voting together as a single class (the voting shares), and the affirmative vote of a majority of the voting shares held by disinterested shareholders;

•	is approved by at least two-thirds of the disinterested directors; or

•	provides for consideration offered to shareholders that meets certain fair price standards and satisfies certain procedural requirements.

•	Such fair price standards require that the fair market value per share of the consideration offered be equal to or greater than the higher of:
•	the highest per share price paid by the interested shareholder during the two-year period immediately prior to the first public announcement of the proposed business combination or in the transaction by which the interested shareholder became an interested shareholder; and

•	the fair market value per common share on the first trading date after the first public announcement of the proposed business combination or on the first trading date after the date of the first public announcement that the interested shareholder has become an interested shareholder.

•	For purposes of Section 7.85, disinterested director means any member of the board of directors of the corporation who:
•	is neither the interested shareholder nor an affiliate or associate of the interested shareholder;

•	was a member of the board of directors prior to the time that the interested shareholder became an interested shareholder or was a director of the corporation before January 1, 1997, or was recommended to succeed a disinterested director by a majority of the disinterested directors then in office; and

•	was not nominated for election as a director by the interested shareholder or any affiliate or associate of the interested shareholder.
•	the amendment of our articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to certain business combinations, (c) limiting the shareholders’ ability to act by written consent, (d) regarding the minimum number of directors, (e) indemnification of directors and officers by Wintrust and limitation of liability for directors, and (f) regarding amendment of the foregoing supermajority provisions of our articles of incorporation. Wintrust’s by-laws may be amended only by the board of directors.
          The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of our board of directors.
          Additionally, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring “control” of a bank holding company unless:
•	the Federal Reserve has been given 60 days’ prior written notice of such proposed acquisition; and

•	within that time period the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued.
          An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Wintrust, would, under the circumstances set forth in the presumption, constitute the acquisition of control. The receipt of revocable proxies, provided the proxies terminate within a reasonable time after the meeting to which they relate, is not included in determining percentages for change in control purposes.

PLAN OF DISTRIBUTION
          The selling stockholders, or their respective pledgees, donees, transferees, or any of their respective successors in interest selling shares received from the named selling stockholders as a non-sale-related transfer after the date of this prospectus, may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, in one or more transactions, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders have agreed that they will not distribute any of the shares registered pursuant to this registration statement by means of an underwritten public offering. However, that restriction may be waived by the Company. Accordingly, the selling stockholders may sell the securities by one or more of the following methods, without limitation:
•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof, following which the securities are delivered to close out the short position;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.
          For example, the selling stockholders may engage brokers and dealers, and any broker or dealer may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
          A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in any applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).
     To the extent required under the Securities Act, the aggregate amount of the selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling stockholder and/or purchasers of the selling stockholder’s securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.
     The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
     We have agreed to pay the filing fees associated with the filing of the registration statement of which this prospectus is a part, but we have will not pay any expenses relating to selling stockholders’ furnishing of prospectuses as may be required under the Securities Act and will not pay any discounts, selling commissions, brokers’ fees or other offering expenses of any kind attributable to any resale of the common stock offered hereby by the selling stockholders. Such fees and expenses will be paid by the selling stockholders.
     We have agreed to indemnify in certain circumstances the selling stockholders against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.
     The securities offered hereby were originally issued to the selling stockholder pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective for a specified period of time.
     The selling stockholders are not restricted as to the price or prices at which they may sell the securities. Sales of such securities may have an adverse effect on the market price of the securities. Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.
     We will not receive any proceeds from sales of any securities by the selling stockholders.
     We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.
LEGAL MATTERS
          The validity of the common stock has been passed upon for us by Sidley Austin LLP, Chicago, Illinois.
EXPERTS
          The consolidated financial statements of Wintrust Financial Corporation appearing in Wintrust Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 and the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and Wintrust Financial Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated expenses in connection with the offering described in this registration statement:

SEC registration fee		$1,998
Printing fees and expenses		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
     Illinois Business Corporation Act
     Section 8.75 of the Illinois Business Corporation Act (IBCA) provides generally and in pertinent parts that an Illinois corporation may indemnify its directors, officers, employees and agents, or anyone serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (in the case of actions by or in the right of the corporation) or against expenses, judgments, fines, and settlements (in all other cases) actually and reasonably incurred by them in connection with any action, suit, or proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. If a present or former director, officer or employee of an Illinois corporation has been successful in the defense of any such action, suit or proceeding, claim, issue or matter, such person shall be indemnified by the corporation against expenses.
     Section 8.75 of the IBCA further permits an Illinois corporation to pay expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if the director or officer undertakes to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. An Illinois corporation may also grant additional indemnification through its by-laws, agreements, votes of shareholders or disinterested directors, or otherwise, and may purchase and maintain insurance on behalf of any indemnifiable person against any liability asserted against such person and incurred by such person in his or her capacity as an indemnifiable person whether or not the corporation would have the power to indemnify such person against liability under the terms of Section 8.75 of the IBCA.
     Our Articles of Incorporation and By-laws
     Article NINTH of our Amended and Restated Articles of Incorporation, as amended, and Article VI of our Amended and Restated By-Laws provide that we shall, to the full extent permitted by law, indemnify those persons whom we may indemnify pursuant thereto, and contain provisions substantially similar to Section 8.75 of the IBCA. The foregoing description of our Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws are qualified in their entirety by reference to such documents, which are listed as Exhibits 3.1 and 3.2 hereto.

     Indemnification Agreements
     The Company has entered into individual indemnification agreements with each of its non-employee directors and certain of its executive officers (collectively, the “Indemnification Agreements”), which implement with more specificity the indemnification provisions provided by the Company’s by-laws and provide, among other things, that to the fullest extent permitted by applicable law, the Company will indemnify such director or officer against any and all losses, expenses and liabilities arising out of such director’s or officer’s service as a director or officer of the Company, as the case may be. The Indemnification Agreements also contain detailed provisions concerning expense advancement and reimbursement. The Indemnification Agreements are in addition to any other rights each non-employee director or officer may be entitled to under the Company’s articles of incorporation, by-laws and applicable law.
     Directors’ and Officers’ Liability Insurance
     We have obtained Directors’ and Officers’ liability insurance. The policy provides for $55 million in coverage including prior acts dating to our inception and liabilities under the Securities Act.
Item 16. Exhibits

Exhibit
No.	Description
3.1	Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q for the quarter ended June 30, 2006

3.2	Amended and Restated By-Laws of Wintrust Financial Corporation, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2011

3.3	Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of the Company, incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 1998

3.4	Amended and Restated Certificate of Designations Establishing the Company’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2008

3.5	Certificate of Designations Establishing the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2008

5.1	Opinion of Sidley Austin LLP with respect to legality of the common shares

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (set forth in Exhibit 5.1)

24.1	Powers of attorney (included on the Signature Page to the Registration Statement)

Item 17. Undertakings
          (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 41 5(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on the 11th day of July, 2011.

WINTRUST FINANCIAL CORPORATION
By:	/s/ David A. Dykstra
	Name:	David A. Dykstra
	Title:	Senior Executive Vice President and Chief Operating Officer

POWERS OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Edward J. Wehmer, David A. Dykstra and David L. Stoehr, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 11, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Edward J. Wehmer (Edward J. Wehmer)	Director and Chief Executive Officer (principal executive officer)

/s/ David L. Stoehr (David L. Stoehr)	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Peter D. Crist (Peter D. Crist)	Director and Chairman of the Board

/s/ Bruce K. Crowther (Bruce K. Crowther)	Director

/s/ Joseph F. Damico (Joseph F. Damico)	Director

/s/ Bert A. Getz, Jr. (Bert A. Getz, Jr.)	Director

Signature	Title

/s/ H. Patrick Hackett, Jr. (H. Patrick Hackett, Jr.)	Director

/s/ Scott K. Heitmann (Scott K. Heitmann)	Director

/s/ Charles H. James III (Charles H. James III)	Director

/s/ Albin F. Moschner (Albin F. Moschner)	Director

/s/ Thomas J. Neis (Thomas J. Neis)	Director

/s/ Christopher J. Perry (Christopher J. Perry)	Director

/s/ Hollis W. Rademacher (Hollis W. Rademacher)	Director

/s/ Ingrid S. Stafford (Ingrid S. Stafford)	Director

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended, incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q for the quarter ended June 30, 2006

3.2	Amended and Restated By-Laws of Wintrust Financial Corporation, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2011

3.3	Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of the Company, incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 1998

3.4	Amended and Restated Certificate of Designations Establishing the Company’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2008

3.5	Certificate of Designations Establishing the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2008

5.1	Opinion of Sidley Austin LLP with respect to legality of the common shares

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (set forth in Exhibit 5.1)

24.1	Powers of attorney (included on the Signature Page to the Registration Statement)